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                                Eaton Corporation
                         2004 Annual Report on Form 10-K
                                   Item 15(c)
                                   Exhibit 21
                        Subsidiaries of Eaton Corporation

Eaton is publicly held and has no parent corporation. Eaton's subsidiaries as of December 31, 2004 and the state or country in which each was organized are as follows:

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Consolidated subsidiaries (A)                              Where Organized
-----------------------------                              ---------------
Eaton MDH Co. Inc.                                         California
Aeroquip International Inc.                                Delaware
Eaton Administration Corporation                           Delaware
Eaton Aerospace LLC                                        Delaware
Eaton Asia Investments Corporation                         Delaware
Eaton Electrical de Puerto Rico Inc.                       Delaware
Eaton Electrical Inc.                                      Delaware
Eaton Hydraulics Inc.                                      Delaware
Eaton International Corporation                            Delaware
Eaton MDH Limited Partnership                              Delaware
Eaton Power Quality Corporation                            Delaware
Eaton Power Quality Group Inc.                             Delaware
Eaton USEV Holding Company                                 Delaware
ERC Corporation                                            Delaware
ERC II Corporation                                         Delaware
Intelligent Switchgear Organization LLC                    Delaware
Modern Molded Products, Inc.                               Delaware
U.S. Engine Valve                                          Delaware
Vickers International Inc.                                 Delaware
CAPCO Automotive Products Corporation                      Michigan
Eaton Aeroquip Inc.                                        Michigan
Eaton Ann Arbor, Inc.                                      Michigan
Eaton Inoac Company                                        Michigan
Integrated Partial Discharge Diagnostics, Inc.             Minnesota
Aeroquip-Vickers, Inc.                                     Ohio
Eaton Electrical IDT Inc.                                  Ohio
Eaton Leasing Corporation                                  Ohio
Eaton Power Quality S.A.                                   Argentina
Eaton Electric Systems Pty. Ltd.                           Australia
Eaton Finance Pty. Ltd.                                    Australia
Eaton Finance G.P.                                         Australia
Eaton Industries Pty. Ltd.                                 Australia
Eaton Power Quality Pty. Ltd.                              Australia
Eaton Pty. Ltd.                                            Australia
Vickers Systems Pty. Ltd.                                  Australia
Eaton Holding G.m.b.H.                                     Austria
Aeroquip Ltd.                                              Barbados
Aeroquip-Vickers Assurance Ltd.                            Barbados
Eaton Holding Limited                                      Barbados
Eaton Services Limited                                     Barbados
Eaton Electric N.V.                                        Belgium
Saturn Insurance Company Ltd.                              Bermuda Islands
Aeroquip do Brasil S.A.                                    Brazil
Eaton Ltda.                                                Brazil
Powerware Sistemas de Energia Ltda.                        Brazil
Saturnia Sistemas de Energia Ltda.                         Brazil
Aeroquip-Vickers Canada Inc.                               Canada
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
Eaton ETN Offshore Ltd.                                    Canada
Eaton Power Quality Limited                                Canada
Eaton Yale Ltd.                                            Canada
Cutler-Hammer Company                                      Cayman Islands
Cutler-Hammer Industries Ltd.                              Cayman Islands
Eaton Holding III Limited                                  Cayman Islands
Georgetown Financial Services Ltd.                         Cayman Islands
Eaton China Investments Co., Ltd.                          China
Eaton Electrical (Suzhou) Co., Ltd.                        China
Eaton Fast Gear (Xi'an) Co., Ltd.                          China
Eaton Fluid Power (Jining) Co. Ltd.                        China
Eaton Fluid Power (Shanghai) Co. Ltd.                      China
Eaton Hydraulics Systems (Jining) Co. Ltd.                 China
Eaton Senstar Automotive Fluid Connectors (Shanghai)Co.    China
Eaton Truck & Bus Components Company (Shanghai) Co. Ltd.   China
Hangzhou Swichtec Co. Ltd.                                 China
Eaton Power Quality (Shanghai) Company Ltd.                China
Shanghai Eaton Engine Components Company, Ltd.             China
Eaton Electrical S.A.                                      Costa Rica
Eaton Industries s.r.o.                                    Czech Republic
Eaton Holec, AS                                            Denmark
Eaton Holec, OY                                            Finland
Eaton Power Quality Oy                                     Finland
Eaton Power Quality S.A.                                   France
Eaton Power Solutions SAS                                  France
Eaton S.A.                                                 France
Eaton Technologies S.A.                                    France
Eaton Automotive G.m.b.H.                                  Germany
Eaton Holding Investments G.m.b.H. & Co. KG                Germany
Eaton G.m.b.H. & Co. K.G.                                  Germany
Eaton Fluid Power G.m.b.H.                                 Germany
Eaton Holding G.m.b.H.                                     Germany
Eaton Power Quality G.m.b.H.                               Germany
Eaton Fluid Connectors G.m.b.H.                            Germany
Eaton Electric & Engineering Services, Limited             Hong Kong
Eaton Power Quality Limited                                Hong Kong
Vickers Systems Limited                                    Hong Kong
Eaton Industries Private Ltd.                              India
Eaton Power Quality Private Limited                        India
Vickers Systems International Ltd.                         India
Eaton Automotive Ltd.                                      Ireland
Eaton Srl                                                  Italy
Eaton Fluid Power Srl                                      Italy
Eaton Power Quality S.p.A.                                 Italy
Eaton Fluid Power Limited                                  Japan
Eaton Japan Co., Ltd.                                      Japan
Eaton Holding S.a r.l.                                     Luxembourg
Eaton Holding II S.a.r.l.                                  Luxembourg
Eaton Electric Switchgear Sdn. Bhd.                        Malaysia
Eaton Electrical Manufacturing Holdings Sdn. Bhd.          Malaysia
Eaton Power Systems Sdn. Bhd.                              Malaysia
Aeroquip de Mexico S.A. de C.V.                            Mexico
Aeroquip Servicios S.A. de C.V.                            Mexico
Controladora Aeroquip-Vickers de Mexico S.A. de C.V.       Mexico
Eaton Electrical Mexicana, S.A.                            Mexico
Eaton Controls, S. de R.L. de C.V.                         Mexico
Eaton Finance, S. de R.L. de C.V.                          Mexico
Eaton Industries S. de R.L. de C.V.                        Mexico
Eaton Molded Products S. de R.L. de C.V.                   Mexico
Eaton Power Solutions, S. de R.L. de C.V.                  Mexico

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
Eaton Truck Components, S. de R.L. de C.V.                 Mexico
Operaciones de Maquila de Juarez S. de R.L. de C.V.        Mexico
Eaton s.a.m                                                Monaco
Eaton Automotive B.V.                                      Netherlands
Eaton B.V.                                                 Netherlands
Eaton C.V.                                                 Netherlands
Eaton Electric N.V.                                        Netherlands
Eaton Finance B.V.                                         Netherlands
Eaton Holding B.V.                                         Netherlands
Eaton Holding I B.V.                                       Netherlands
Eaton Holding II B.V.                                      Netherlands
Eaton Holding International I B.V.                         Netherlands
Eaton International B.V.                                   Netherlands
Holec Holland International B.V.                           Netherlands
Hydrowa B.V.                                               Netherlands
Eaton Finance N.V.                                         Netherlands Antilles
Eaton Power Quality Ltd.                                   New Zealand
Vickers Systems Limited                                    New Zealand
Aeroquip-Vickers International Inc.                        Panama
Eaton Automotive Components Spolka z o.o.                  Poland
Eaton Automotive Spolka z o.o.                             Poland
Eaton Automotive Systems Spolka z o.o.                     Poland
Eaton Truck Components Spolka z o.o.                       Poland
Nocadoli-SGPS Lda.                                         Portugal (Madeira)
Aeroquip Singapore Pte. Limited                            Singapore
Vickers Systems Asia Pacific Pte. Ltd.                     Singapore
Aeroquip (South Africa) Pty. Ltd.                          South Africa
Eaton Truck Components (Pty.) Limited                      South Africa
Eaton Automotive Controls Limited                          South Korea
Eaton Limited                                              South Korea
Aeroquip Iberica S.A.                                      Spain
Eaton S.L                                                  Spain
Productos Eaton Livia S.A.                                 Spain
Eaton Holec, AB                                            Sweden
Eaton Power Quality AB                                     Sweden
Eaton Global Sourcing G.m.b.H.                             Switzerland
Eaton Industries G.m.b.H.                                  Switzerland
Eaton Electrical SA                                        Switzerland
Modern Molded Products Limited                             Taiwan
Rubberon Technology Corporation Limited                    Thailand
Eaton Electric Limited                                     United Kingdom
Eaton Electric Overseas Holding, Limited                   United Kingdom
Eaton Holding Limited                                      United Kingdom
Eaton Limited                                              United Kingdom
Eaton Power Quality Ltd.                                   United Kingdom
Eaton Power Solutions Ltd.                                 United Kingdom
Ultronics Limited                                          United Kingdom
Eaton Electrical, S.A.                                     Venezuela
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(A) Other Eaton subsidiaries, many inactive, are not listed above. If considered in the aggregate, they would not be material.